                                                                    Exhibit 4.33


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          TECO FUNDING COMPANY II, LLC







                          DATED AS OF JANUARY 15, 2002
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                                TABLE OF CONTENTS

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ARTICLE I              DEFINED TERMS.....................................................................   1

    Section 1.1            Definitions...................................................................   1

    Section 1.2            Headings......................................................................   8

    Section 1.3            Rounding......................................................................   8

ARTICLE II             CONTINUATION AND TERM; ADMISSION OF SECURITYHOLDERS...............................   8

    Section 2.1            Continuation..................................................................   8

    Section 2.2            Admission of Securityholders..................................................   8

    Section 2.3            Name..........................................................................   8

    Section 2.4            Term..........................................................................   9

    Section 2.5            Registered Agent and Office...................................................   9

    Section 2.6            Principal Place of Business...................................................   9

    Section 2.7            Qualification in Other Jurisdictions..........................................   9

ARTICLE III            PURPOSE AND POWERS OF THE COMPANY; BY-LAWS; GUARANTEE AGREEMENT...................   9

    Section 3.1            Purposes and Powers...........................................................   9

    Section 3.2            Bylaws........................................................................  10

    Section 3.3            Guarantee Agreement...........................................................  10

    Section 3.4            No Indebtedness...............................................................  10

    Section 3.5            Effect of a Liquidation of TECO...............................................  10

    Section 3.6            Dispositions..................................................................  10

ARTICLE IV             CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES.................................  10

    Section 4.1            Form of Contribution..........................................................  10

    Section 4.2            Contributions with Respect to the LLC Common Securityholders..................  10

    Section 4.3            Contributions with Respect to the LLC Preferred Securityholders...............  10

    Section 4.4            Allocation of Profits and Losses..............................................  11

    Section 4.5            Withholding...................................................................  12

    Section 4.6            Securities as Personal Property...............................................  12

ARTICLE V              SECURITYHOLDERS...................................................................  12

    Section 5.1            Powers of Securityholders.....................................................  12

    Section 5.2            Partition.....................................................................  12
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                                   (CONTINUED)

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    Section 5.3            Resignation...................................................................  12

    Section 5.4            Liability of Securityholders..................................................  12

ARTICLE VI            MANAGEMENT.........................................................................  13

    Section 6.1            Management of the LLC.........................................................  13

    Section 6.2            Limits on Board of Directors' Powers..........................................  17

    Section 6.3            Reliance by Sixth Parties.....................................................  17

    Section 6.4            No Management by Any LLC Preferred Securityholders............................  17

    Section 6.5            Business Transactions of the LLC Common Securityholder with the LLC.................. ....................................................  17

    Section 6.6            Outside Businesses............................................................  17

    Section 6.7            Duties of Directors...........................................................  18

ARTICLE VII                COMPANY COMMON SECURITIES AND COMPANY PREFERRED SECURITIES....................  18

    Section 7.1            LLC Common Securities and LLC Preferred Securities............................  18

    Section 7.2            General Provisions Regarding LLC Preferred Securities.........................  19

    Section 7.3            LLC Preferred Securities......................................................  19

ARTICLE VIII          VOTING AND MEETINGS................................................................  25

    Section 8.1            Voting Rights of LLC Preferred Securityholders................................  25

    Section 8.2            Voting Rights of LLC Common Securityholders...................................  26

    Section 8.3            Meetings of the Securityholders...............................................  27

ARTICLE IX            DIVIDENDS..........................................................................  28

    Section 9.1            Dividends.....................................................................  28

    Section 9.2            Limitations on Distributions..................................................  28

    Section 9.3            Payment.......................................................................  28

ARTICLE X             BOOKS AND RECORDS..................................................................  28

    Section 10.1           LLC Books and Records.........................................................  28

    Section 10.2           Limitation on Access to Records...............................................  28

    Section 10.3           Accounting Method.............................................................  29

ARTICLE XI            TAX MATTERS........................................................................  29

    Section 11.1           LLC Tax Returns...............................................................  29

    Section 11.2           Tax Reports...................................................................  29
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    Section 11.3           Taxation as a Partnership.....................................................  29

    Section 11.4           Taxation of Securityholders...................................................  29

ARTICLE XII           EXPENSES...........................................................................  30

    Section 12.1           Expenses......................................................................  30

ARTICLE XIII          TRANSFERS OF SECURITIES BY SECURITYHOLDERS AND RELATED MATTERS.....................  30

    Section 13.1           Right of Assignee to Become an LLC Preferred Securityholder...................  30

    Section 13.2           Events of Cessation of Security Ownership.....................................  30

    Section 13.3           Persons Deemed LLC Preferred Securityholders..................................  30

    Section 13.4           The LLC Preferred Certificates................................................  31

    Section 13.5           Transfer of LLC Preferred Certificates........................................  31

    Section 13.6           Mutilated, Destroyed, Lost or Stolen LLC Preferred Certificates...............  32

    Section 13.7           Book-Entry LLC Preferred Certificates.........................................  33

    Section 13.8           Notices to Clearing Agency....................................................  33

    Section 13.9           Definitive LLC Preferred Certificates.........................................  34

ARTICLE XIV           DISSOLUTION, LIQUIDATION AND TERMINATION...........................................  34

    Section 14.1           No Dissolution................................................................  34

    Section 14.2           Events Causing Dissolution....................................................  34

    Section 14.3           Notice of Dissolution.........................................................  35

    Section 14.4           Liquidation...................................................................  35

    Section 14.5           Certain Restrictions on Liquidation Payments..................................  35

    Section 14.6           Designation of Successor Depositor............................................  36

    Section 14.7           Termination...................................................................  36

ARTICLE XV            MISCELLANEOUS......................................................................  36

    Section 15.1           Amendments....................................................................  36

    Section 15.2           Notification; Amendment of Certificate of Formation...........................  37

    Section 15.3           Successors....................................................................  37

    Section 15.4           Law; Severability.............................................................  37

    Section 15.5           Filings.......................................................................  37

    Section 15.6           Power of Attorney.............................................................  37
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    Section 15.7           Exculpation...................................................................  38

    Section 15.8           Indemnification...............................................................  38

    Section 15.9           Additional Documents..........................................................  39

    Section 15.10          Notices.......................................................................  39

    Section 15.11          Counterparts..................................................................  39

    Section 15.12          Submission to Jurisdiction....................................................  39
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                                      -iv-

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          TECO FUNDING COMPANY II, LLC

         This Amended and Restated Limited Liability Company Agreement of TECO Funding Company II, LLC, a Delaware limited liability company (the "LLC"), is made as of January 15, 2002, among TECO Energy, Inc., a corporation organized under the laws of the State of Florida (including any successor in interest thereto, "TECO"), as initial Securityholder (as defined below) and holder of the LLC Common Securities (as defined below), TECO Capital Trust II, a Delaware statutory business trust (the "TRUST"), as the holder of the LLC Preferred Securities, and the Persons (as defined below), who may from time to time become additional Securityholders of the LLC in accordance with the provisions hereof.

         WHEREAS, TECO, as initial Securityholder, has formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.C. Section 18-101, et seq., as amended from time to time (the "DELAWARE ACT"), by filing a Certificate of Formation of the LLC (the "CERTIFICATE OF FORMATION") with the office of the Secretary of State of the State of Delaware on or about November 17, 2000, and has entered into the Limited Liability Company Agreement of the LLC dated as of November 17, 2000 (the "ORIGINAL AGREEMENT");

         WHEREAS, on the date of this Agreement the Trust will become the initial LLC Preferred Securityholder;

         WHEREAS, the Securityholders desire to amend and restate the Original Agreement as provided in this Amended and Restated Limited Liability Company Agreement of the LLC (as amended, modified or supplemented from time to time in accordance with its terms, this "AGREEMENT") and to continue the Company as a limited liability company under the Delaware Act in accordance with the provisions of this Agreement; and

         WHEREAS, simultaneously with TECO's execution and delivery of this Agreement, the LLC and TECO are executing and delivering the Guarantee Agreement, dated as of the date hereof, substantially in the form of Annex A hereto (as amended, modified or supplemented from time to time in accordance with its terms, the "GUARANTEE AGREEMENT").

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholders hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

         Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.

         "ADMINISTRATIVE ACTION" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

         "ADMINISTRATION AGREEMENT" means the Administration Agreement between TECO and the LLC dated January 15, 2002 and attached hereto substantially in the form of Annex B.

         "AFFILIATE" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

         "AGENCY AGREEMENT" means the Agency Agreement to be entered into by the LLC and The Bank of New York, pursuant to which the LLC will appoint The Bank of New York, as Registrar for the LLC Preferred Securities, as such agreement may be amended, modified or supplemented from time to time.

         "AGREEMENT" has the meaning specified in the third Recital of this Agreement.

         "AUTHORIZED PERSON" has the meaning specified in Section 2.1(b).

         "BANKRUPTCY" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to a Securityholder, the foregoing definition of "BANKRUPTCY" is intended to replace and shall supersede and replace the definition of "BANKRUPTCY" set forth in Sections 18-101(1) and 18-304 of the Delaware Act.

         "BOOK-ENTRY LLC PREFERRED CERTIFICATES" means a beneficial interest in the LLC Preferred Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 13.8.

         "BOARD OF DIRECTORS" means the board of directors of the LLC.

         "BUSINESS DAY" means a day on which banks are open for business in New York and Delaware.

         "BYLAWS" means the Bylaws of the LLC in the form of Annex C hereto, as they may be amended from time to time by the Board of Directors in accordance with the provisions of this Agreement (which Bylaws are, for all purposes of this Agreement, deemed to be incorporated herein and to be a part hereof).

         "CERTIFICATE DEPOSITORY AGREEMENT" means an agreement among the LLC, the Registrar and the Clearing Agency relating to the LLC Preferred Certificates, in form satisfactory to the Clearing Agency, as the same may be amended and supplemented from time to time.

         "CERTIFICATE OF FORMATION" has the meaning specified in the first Recital of this Agreement.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means the Closing Date under the Underwriting Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "DEFINITIVE LLC PREFERRED CERTIFICATES" means either or both (as the context requires) of (a) LLC Preferred Certificates issued as Book-Entry LLC Preferred Certificate as provided in Section 13.10(a) and (b) LLC Preferred Certificates issued in certificated, fully registered form as provided in
Section 13.11.

         "DELAWARE ACT" has the meaning specified in the first Recital of this Agreement.

         "DIRECTORS" means each of the Persons listed as a director on Annex E hereto until such Persons shall resign or otherwise be duly removed as a Director, and each Person who may from time to time be designated to serve as a successor to any Director of the LLC in each case in accordance with the provisions of this Agreement and of the Bylaws.

         "DIVIDEND PAYMENT DATE" has the meaning specified in Section 7.3(b).

         "DIVIDEND PERIOD" has the meaning specified in Section 7.3(b).

         "DIVIDEND" has the meaning specified in Section 9.1.

         "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the occurrence of an Indenture Event of Default; or

         (b) default by the LLC in the payment of any Preferred Dividend when it becomes due and payable, and continuation of such default for a period of 60 days; or

         (c) default by the LLC in the payment of any Redemption Price of any LLC Preferred Security when it becomes due and payable; or

         (d) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

         "FISCAL YEAR" means, with respect to the LLC, (i) the period commencing upon the formation of the LLC and ending on December 31, 2000 and (ii) any subsequent twelve month period commencing on January 1 and ending on December 31 and, with respect to TECO, means any twelve-month period commencing on January 1 and ending on December 31.

         "GUARANTEE AGREEMENT" has the meaning set forth in the fourth Recital to this Agreement.

         "INDENTURE" means the Indenture, dated as of August 17, 1998, between TECO and the Indenture Trustee, as supplemented by the Sixth Supplemental Indenture dated as of January 15, 2002, relating to the Subordinated Notes, each as amended or supplemented from time to time.

         "INDENTURE EVENT OF DEFAULT" means an "Event of Default" as defined in the Indenture with respect to a Subordinated Note.

         "INDENTURE TRUSTEE" means The Bank of New York, a New York banking corporation, as trustee under the Indenture and any successor thereto.

         "INVESTMENT COMPANY ACT EVENT" means the receipt by LLC of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "CHANGE IN 1940 ACT LAW") there is more than an insubstantial risk that the LLC is or will be considered an "Investment Company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the LLC Preferred Securities.

         "LIQUIDATION AMOUNT" means (a) with respect to the LLC Preferred Securities, the Liquidation Preference of such Securities, and (b) with respect to the LLC Common Securities, the capital contribution made with respect to such Securities pursuant to Section 4.2.

         "LIQUIDATION PREFERENCE" means with respect to each LLC Preferred Security, as of any time of determination, the liquidation preference thereof as specified in Section 7.3(a).

         "LLC" has the meaning specified in the Preamble of this Agreement.

         "LLC COMMON SECURITIES" means the common limited liability company interests in the LLC described in this Agreement.

         "LLC COMMON SECURITYHOLDER" means a Securityholder that owns one or more LLC Common Securities. Initially, TECO will be the only LLC Common Securityholder.

         "LLC PREFERRED CERTIFICATE" means the certificate evidencing the LLC Preferred Securities.

         "LLC PREFERRED SECURITIES" has the meaning specified in Section 7.3(a).

         "LLC SECURITY" means a limited liability company interest in the LLC, including the right of the holder thereof to any and all benefits to which a Securityholder may be entitled as provided in this Agreement, together with the obligations of a Securityholder to comply with all of the terms and provisions of this Agreement, and includes the LLC Common Securities and the LLC Preferred Securities from time to time outstanding.

         "LLC PREFERRED SECURITYHOLDER" means a Securityholder that owns one or more LLC Preferred Securities.

         "1940 ACT" means the Investment Company Act of 1940, as amended.

         "OFFICERS" means each of the Persons listed as an Officer on Annex E hereto until such Persons shall resign or otherwise be duly removed as an Officer and each Person who may from time to time be duly appointed an Officer by the Board of Directors or pursuant to Section 6.1(b) and acting in accordance with the provisions of this Agreement and of the Bylaws.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the LLC, and who shall be reasonably acceptable to the Registrar.

         "ORIGINAL AGREEMENT" has the meaning specified in the first Recital of this Agreement.

         "OWNER" means each Person who is the beneficial owner of a Book-Entry LLC Preferred Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "PAYING AGENT" means each paying agent with respect to the Trust Preferred Securities, which will initially be The Bank of New York.

         "PERSON" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

         "POWER OF ATTORNEY" means the power of attorney granted pursuant to
Section 15.6.

         "PREFERRED DIVIDENDS" has the meaning specified in Section 7.3(b).

         "PURCHASE PRICE" for any LLC Preferred Security means the amount paid per $25.00 of Liquidation Preference of such LLC Preferred Security, payment of which shall constitute the contribution to capital contemplated by Section 4.3.

         "REDEMPTION DATE" means, with respect to any LLC Security to be redeemed, the date fixed for such redemption by or pursuant to this Agreement; provided that the Subordinated Note Redemption Date shall be a Redemption Date.

         "REDEMPTION PRICE" means (i) with respect to any LLC Preferred Security, the Liquidation Amount of such LLC Preferred Security plus accumulated but unpaid Preferred Dividends to the Redemption Date, and (ii) with respect to the LLC Common Securities, the Liquidation Amount of such LLC Common Securities plus declared and unpaid Dividends.

         "REGISTRAR" has the meaning specified in Section 13.5(a).

         "REMARKETING" means the remarketing contemplated by Section 5.5 of the Trust Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES REGISTER" has the meaning specified in Section 13.5(a) of this Agreement.

         "SECURITYHOLDER" means any Person that holds an interest in the LLC and is admitted as a member and securityholder of the LLC pursuant to the provisions of this Agreement and of the Delaware Act, in its capacity as a securityholder. For purposes of the Delaware Act, the LLC Common Securityholders and the LLC Preferred Securityholders shall constitute separate classes or groups of Securityholders and of members.

         "SPECIAL EVENT REDEMPTION DATE" means a redemption date for the LLC Preferred Securities in connection with the occurrence of a Tax Event or an Investment Company Act Event.

         "SUBORDINATED NOTE EVENT OF DEFAULT" means an event of default under the Indenture.

         "SUBORDINATED NOTE REDEMPTION DATE" means, with respect to any Subordinated Notes to be redeemed under the Indenture, the stated maturity of the Subordinated Notes and any earlier date fixed for redemption under the Indenture.

         "SUBORDINATED NOTES" means the 5.11% Junior Subordinated Notes due January 15, 2002 issued by TECO, having an aggregate principal amount of up to $474,260,000, in substantially the form of Annex D hereto.

         "SUPPLEMENTAL INDENTURE" means the Sixth Supplemental Indenture dated January 15, 2007 to the Indenture dated August 17, 1998 between TECO and the Indenture Trustee, each as amended or supplemented from time to time.

         "TAX EVENT" means the receipt by the LLC of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of LLC Preferred Securities, there is more than an insubstantial risk that (i) the LLC is, or will be within 90 days of the date of the Opinion of Counsel, subject to United States Federal income tax with respect to interest received on the Subordinated Notes or LLC Preferred Securities, (ii) interest payable by TECO to the LLC on the Subordinated Notes is not, or will not be within 90 days of the date of the Opinion of Counsel, deductible for United States Federal income tax purposes, or (iii) the LLC is, or will be within 90 days of the date of the Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

         "TAX MATTERS PARTNER" has the meaning specified in Section 11.1.

         "TECO" has the meaning in the Preamble of this Agreement.

         "TRANSACTION DOCUMENTS" has the meaning specified in Section 6.1(e).

         "TRUST" means TECO Capital Trust II, a Delaware statutory business trust.

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement dated January 15, 2002 entered into between the LLC, as depositor, and the Trustees, as such agreement may be amended or supplemented from time to time.

         "TRUST PREFERRED CERTIFICATES" means the certificates evidencing the Trust Preferred Securities.

         "TRUST PREFERRED DEPOSITARY" means the depositary in whose name the Trust Preferred Securities are registered, which initially will be The Depository Trust Company.

         "TRUST PREFERRED SECURITIES" means the 5.11% Trust Preferred Securities, Liquidation Preference $25.00 per security and aggregate Liquidation Preference $400,000,000 representing a corresponding amount of LLC Preferred Securities.

         "TRUSTEE" means The Bank of New York, a New York banking corporation, or its successor as Property Trustee under the Trust Agreement, and "TRUSTEES" means the Trustee and The Bank of New York (Delaware), as Delaware Trustee under the Trust Agreement, and in each case their respective successors.

         "UNDERWRITING AGREEMENT" means the underwriting agreement dated January 9, 2002 by and among the LLC, the Trust, TECO, and the underwriter named therein.

         "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

         Section 1.2 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         Section 1.3 ROUNDING. All percentages resulting from any calculations on the LLC Preferred Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% or .09876545 being rounded to 9.87655% or .0987655).

                                   ARTICLE II
                             CONTINUATION AND TERM;
                          ADMISSION OF SECURITYHOLDERS

         Section 2.1 CONTINUATION.

         (a) The Securityholders hereby agree to the continuation of the LLC as a limited liability company under and pursuant to the provisions of the Delaware Act and of this Agreement and agree that the rights, duties and liabilities of the Securityholders shall be as provided in the Delaware Act, except as otherwise provided herein or in the Bylaws.

         (b) Any Person designated as an "AUTHORIZED PERSON" by the Board of Directors is authorized to execute, deliver and file on behalf of the LLC any and all amendments to and restatements of the Certificate of Formation, as an authorized person within the meaning of the Delaware Act.

         Section 2.2 ADMISSION OF SECURITYHOLDERS. Upon the execution of this Agreement, TECO shall become and be designated as, automatically and without any further act on the part of any Person being necessary, the LLC Common Securityholder. Upon the payment of the Purchase Price to the LLC for the LLC Preferred Securities being acquired by the Trust in connection with the issuance of the LLC Preferred Securities on the Closing Date pursuant to the terms of the related Underwriting Agreement, which action shall be deemed to constitute a request by the Trust that the books and records of the LLC reflect its admission as a Preferred Securityholder, the Trust shall thereupon be admitted to the LLC as a Preferred Securityholder and shall be bound by all the terms and conditions hereof and of the LLC Preferred Securities.

         Section 2.3 NAME. The name of the LLC being continued hereby is "TECO Funding Company II, LLC". For so long as any LLC Preferred Securities remain outstanding, the LLC will maintain "TECO" in its name (including any fictitious business names), unless as a result of a merger or other business combination involving TECO or a change by TECO of its own name, in the LLC's judgment, inclusion of any of the above as part of the LLC's name would no longer be appropriate. Subject to such limitation, the business of the LLC may be conducted in compliance with all applicable laws under any other name designated by the Board of Directors except that the LLC shall hold itself out to the public, and conduct its affairs and dealings under its own limited liability company name and as separate and distinct from any third parties.

         Section 2.4 TERM. The term of the LLC commenced upon the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2051, unless the LLC is dissolved in accordance with the provisions of the Delaware Act and this Agreement. The existence of the LLC as a separate legal entity shall continue until the cancellation of the Certificate of Formation in the manner required by the Delaware Act.

         Section 2.5 REGISTERED AGENT AND OFFICE. The LLC's registered agent in the State of Delaware shall be Griffin Corporate Services, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, and its registered office in the State of Delaware shall be c/o the registered agent. At any time, the Board of Directors may designate another registered agent and/or registered office.

         Section 2.6 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the LLC shall be at 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801. The Board of Directors may change the location of the LLC's principal place of business; provided, however, that such change has no material adverse effect upon any LLC Preferred Securityholder.

         Section 2.7 QUALIFICATION IN OTHER JURISDICTIONS. The Board of Directors shall cause the LLC to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the LLC conducts business and in which such qualification or registration is required by law or deemed advisable by the Board of Directors. Each Person designated by the Board of Directors as an "authorized person" is authorized to execute, deliver and file on behalf of the LLC any certificates (and any amendments or restatements thereof) necessary for the LLC to qualify to do business in each jurisdiction in which the Board of Directors has determined that the LLC shall conduct business.

                                  ARTICLE III
                       PURPOSE AND POWERS OF THE COMPANY;
                           BYLAWS; GUARANTEE AGREEMENT

         Section 3.1 PURPOSES AND POWERS. The LLC was formed for the sole purposes of (i) issuing the LLC Preferred Securities and the LLC Common Securities, (ii) acquiring and holding the Subordinated Notes issued by TECO, any other subordinated note or notes issued by TECO issued in substitution for all or part of the Subordinated Notes, and (iii) performing functions necessary or incidental thereto. The LLC may not conduct any other business or operations except as contemplated by the preceding sentence. Subject to Section 3.5, the LLC shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the LLC as set forth herein.

         Section 3.2 BYLAWS. The Board of Directors, Officers and
Securityholders shall be subject to the express provisions of this Agreement and of the Bylaws. In case of any conflict between any provisions of this Agreement and any provisions of the Bylaws, the provisions of this Agreement shall control.

         Section 3.3 GUARANTEE AGREEMENT. Upon execution and delivery of the Guarantee Agreement by the LLC and TECO, the provisions of the Guarantee Agreement shall be deemed to be incorporated herein and to be a part hereof except to the extent any such provisions shall conflict with any express provisions of this Agreement or of the Delaware Act.

         Section 3.4 NO INDEBTEDNESS. The LLC shall not incur indebtedness for borrowed money.

         Section 3.5 EFFECT OF A LIQUIDATION OF TECO. If TECO is liquidated and, upon commencement of the related liquidation proceedings, the Subordinated Notes are still outstanding, the LLC shall be liquidated and the Subordinated Notes shall be distributed to the holders of the LLC Securities in the manner set forth in Section 14.5.

         Section 3.6 DISPOSITIONS. The LLC shall not sell any of the Subordinated Notes in whole or in part. If TECO redeems the Subordinated Notes, the LLC shall promptly distribute the proceeds of such redemption in accordance with Section 7.3(g), and such proceeds shall not be invested by the LLC pending distribution thereof.

                                   ARTICLE IV
                CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES

         Section 4.1 FORM OF CONTRIBUTION. The contribution to the LLC with respect to a Securityholder may, as determined by the Board of Directors in its discretion, be in cash or other legal consideration.

         Section 4.2 CONTRIBUTIONS WITH RESPECT TO THE LLC COMMON
SECURITYHOLDERS. As the LLC Common Securityholder, TECO shall contribute to the LLC on or prior to the issuance of the LLC Preferred Securities, cash in the amount of $12,400,000.

         Section 4.3 CONTRIBUTIONS WITH RESPECT TO THE LLC PREFERRED SECURITYHOLDERS. On the Closing Date the Trust shall contribute to the capital of the LLC, with respect to its purchase of the LLC Preferred Securities on such Closing Date, an amount in cash equal to the Purchase Price for such LLC Preferred Securities (such amount being the Trust's capital contribution to the LLC). As the LLC Preferred Securityholder, and in its capacity as a Securityholder of the LLC, neither the Trust nor any successor holder of LLC Preferred Securities shall be required to make any additional contributions to the LLC (except as may be required by law).

         Section 4.4 ALLOCATION OF PROFITS AND LOSSES. The profits and losses of the LLC for any Fiscal Year (or portion thereof) shall be allocated as follows:

         (a) net profit of the LLC (determined without regard to the amount of any gains and losses described in subparagraphs (c) and (d) of this Section 4.4, but including any portion of such gains or losses attributable to interest on the Subordinated Notes not previously included in net profits) shall be allocated (i) first, to the LLC Preferred Securityholders pro rata in proportion to the Liquidation Amount of the LLC Preferred Securities held by each such Securityholder, until the amount so allocated equals the interest taken into account for the current Fiscal Year on Subordinated Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the LLC Preferred Securities, and (ii) thereafter to the LLC Common Securityholders;

         (b) net loss of the LLC (determined without regard to the amount of any gains and losses described in subparagraph (c) or (d) of this Section 4.4) shall be allocated 100% to the LLC Common Securityholders;

         (c) all gains resulting from any disposition (including, without limitation, any redemption or prepayment) of assets by the LLC, other than any portion of such gains attributable to interest on the Subordinated Notes not previously included in net profits, shall be allocated (i) first, to the LLC Preferred Securityholders pro rata in proportion to the Liquidation Amount of the LLC Preferred Securities held by each such Securityholder, until the amount so allocated equals the excess of (x) the Preferred Dividends accrued on such LLC Preferred Securities from their date of issuance through and including the close of the current Fiscal Year (or portion thereof) over (y) the sum of the amounts allocated to the LLC Preferred Securityholders with respect to such LLC Preferred Securities pursuant to Section 4.4(a)(i) in the current and all prior Fiscal Years or this Section 4.4(c)(i) in all prior Fiscal Years, and (ii) thereafter to the LLC Securityholders pro rata in proportion to the Liquidation Amount of the LLC Securities held by each Securityholder; and

         (d) all losses resulting from any disposition (including, without limitation, any redemption or prepayment) of assets by the LLC shall be allocated (i) first, to the LLC Common Securityholders, until the aggregate amount so allocated pursuant to this Section 4.4(d)(i) equals the sum of the Liquidation Amount of the LLC Common Securities held by each such Securityholder plus the excess, if any, of the sum of net profits and net losses allocated to such LLC Common Securities pursuant to subparagraphs (a) and (b) of this Section
4.4 over the aggregate Dividends paid with respect to such Common Securities and
(ii) thereafter to the LLC Preferred Securityholders.

         Notwithstanding the foregoing, the Tax Matters Partner shall have the power to alter any such allocations for federal, state, and local income tax purposes if such alteration is necessary to cause such allocations to have "SUBSTANTIAL ECONOMIC EFFECT" (within the meaning of Treasury regulation 1.704-1(b)(2)) or to ensure that such allocations are otherwise in accordance with the interests of the Securityholders (within the meaning of Treasury regulation 1.704-1(b)(3)) determined on the basis of the economic arrangements of the parties as described in this Agreement.

         Section 4.5 WITHHOLDING. The LLC shall comply with any withholding requirements under federal, state and local law and shall remit amounts withheld to, and file required forms with, applicable jurisdictions. To the extent that the LLC is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Securityholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Securityholder. To the fullest extent permitted by law, in the event of any claimed over-withholding, Securityholders shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the LLC may reduce subsequent distributions by the amount of such withholding subject to Section 7.3(c). Each Securityholder, by its acceptance of Securities, shall be deemed to agree to furnish the LLC with any representations and forms as shall reasonably be requested by the LLC to assist it in determining the extent of, and in fulfilling, its withholding obligations.

         Section 4.6 SECURITIES AS PERSONAL PROPERTY. Each Securityholder hereby agrees that its Securities shall, for all purposes, be personal property. A Securityholder has no interest in specific property of the LLC.

                                   ARTICLE V
                                 SECURITYHOLDERS

         Section 5.1 POWERS OF SECURITYHOLDERS. The Securityholders shall have the power to exercise any and all rights or powers granted to the Securityholders pursuant to the express terms of this Agreement and of the Bylaws and shall be subject in all respects to the provisions hereof and thereof.

         Section 5.2 PARTITION. Each Securityholder waives any and all rights that it may have to maintain an action for partition of the property of the LLC.

         Section 5.3 RESIGNATION. A Securityholder may resign from the LLC prior to the dissolution and winding up of the LLC only upon the assignment of its entire limited liability company interest in any LLC Securities (including by any redemption, repurchase or other acquisition by the LLC of such LLC Securities) in accordance with the provisions of this Agreement. A resigning Securityholder shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its LLC Securities except as otherwise expressly provided for in this Agreement.

         Section 5.4 LIABILITY OF SECURITYHOLDERS.

         (a) Except as otherwise provided by the Delaware Act, (i) the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC and
(ii) no Securityholder shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Securityholder of the LLC.

         (b) A Securityholder, in its capacity as such, shall have no liability other than (i) liabilities that can be satisfied out of its capital contributions, (ii) liabilities that can be satisfied out of its share of any assets and undistributed profits of the LLC, (iii) liability for any amounts required to be paid by such Securityholder pursuant to this Agreement or any payment and/or indemnity in connection with the registration of transfers of Securities and (iv) liability for the amount of any distributions wrongfully distributed to it to the extent set forth in the Delaware Act.

                                   ARTICLE VI
                                   MANAGEMENT

         Section 6.1 MANAGEMENT OF THE LLC.

         (a) Except as otherwise expressly provided in this Agreement or in the Bylaws or as provided in the Delaware Act, the business and affairs of the LLC shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Board of Directors, which shall have all rights and powers on behalf and in the name of the LLC to perform all acts necessary and desirable to the objects and purposes of the LLC, including the right to appoint Officers and to authorize any Officer to act on behalf of the LLC. Any action taken by the Board of Directors or any duly appointed and acting Officer in accordance with this Agreement or the Bylaws shall constitute the act of, and shall serve to bind, the LLC.

         (b) The number of directors of the LLC initially shall be one. The number of directors of the LLC may be increased as provided in this Agreement or in the Bylaws, but shall never be less than one nor more than seven. The name of the initial Director who shall serve until the first annual meeting of Securityholders and until his or her successor is duly elected and qualified, is set forth in Annex E hereto. These Directors may increase the number of Directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of Securityholders in the manner provided in the Bylaws. The names of the initial Officers, and their offices, are set forth in Annex E hereto. Each such Officer shall have the duties and responsibilities that would apply to his or her office if the LLC were a corporation established under the Delaware General Corporation Law, except to the extent that the Directors from time to time determine otherwise.

         (c) Each member of the Board of Directors shall be a "manager" of the LLC for all purposes of, and within the meaning of, the Delaware Act.

         (d) Without limiting the generality of the foregoing, and subject to the provisions of Section 6.2 and provided that any such action will not cause the LLC to be required to register under the 1940 Act or be treated as an association or publicly traded partnership taxable as a corporation, the Board of Directors shall have all authority, rights and powers in the management of the business of the LLC to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

                  (i) to authorize the LLC or any Officer of the LLC on behalf of the LLC, to engage in transactions and dealings, including transactions and dealings with any Securityholder or any Affiliate of any Securityholder and including the entering into and performance by the LLC of one or more agreements with any Person whereby, subject to the supervision and control of the Board of Directors, any such other Person shall render or make available to the LLC, managerial, investment, advisory or related services, office space and other services and facilities upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the LLC);

                  (ii) to call meetings of Securityholders or any class or series thereof;

                  (iii) to cause the LLC to issue LLC Securities, including LLC Common Securities and LLC Preferred Securities, in accordance with the provisions of this Agreement;

                  (iv) to cause the LLC to pay all expenses incurred in forming the LLC to the extent not paid by TECO;

                  (v) to cause the LLC to purchase and hold the Subordinated Notes in accordance with the provisions of this Agreement;

                  (vi) to authorize (A) the entering into by the LLC of the Administration Agreement, the Subordinated Notes Purchase Agreement, the Agency Agreement with respect to the LLC Preferred Securities and (B) the performance by the LLC of its obligations thereunder;

                  (vii) to authorize (A) the entering into by the LLC of the Underwriting Agreement and (B) the performance by the LLC of its obligations thereunder;

                  (viii) to authorize (A) the entering into by the LLC of similar agreements to those described in this Section 6.1(d) (or other agreements not inconsistent herewith) in the future in respect of the LLC Preferred Securities and (B) the performance by the LLC of its obligations thereunder;

                  (ix) to cause the LLC to authorize, suspend, pay, declare or otherwise determine and make dividends, in cash or otherwise, on LLC Securities, in accordance with the provisions of this Agreement and of the Delaware Act;

                  (x) to establish, when a record date is not otherwise established by this Agreement, a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

                  (xi) to establish or set aside in their discretion any reserve or reserves for contingencies and for any other proper LLC purpose;

                  (xii) to redeem or repurchase on behalf of the LLC Securities which may be so redeemed or repurchased in accordance with the provisions of this Agreement;

                  (xiii) to appoint (and dismiss from appointment) attorneys and agents on behalf of the LLC, and employ (and dismiss from employment) any and all Persons providing legal, accounting or financial services to the LLC, or such other employees or agents as the Directors deem necessary or desirable for the management and operation of the LLC;

                  (xiv) to cause the LLC to incur and pay all expenses and obligations incident to the operation and management of the LLC not otherwise paid by TECO pursuant to Section 12.1, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, rent and insurance;

                  (xv) to cause the LLC to acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the LLC and its assets or otherwise in the interest of the LLC as the Board of Directors shall determine;

                  (xvi) to open accounts and deposit, maintain and withdraw funds in the name of the LLC in banks, savings and loan associations, brokerage firms or other financial institutions, which bank accounts if opened prior to one month after the Closing Date for the LLC Preferred Securities may be opened by any Officer that is authorized to do so by a written consent of any Director;

                  (xvii) to effect a dissolution of the LLC, and to act as liquidating trustee or the Person winding up the LLC's affairs, all in accordance with and subject to the provisions of this Agreement and of the Delaware Act;

                  (xviii) to facilitate the distribution of the LLC Preferred Securities to the holders of the Trust Preferred Securities upon dissolution of the Trust;

                  (xix) to bring and defend on behalf of the LLC actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body, commission or otherwise;

                  (xx) to prepare and cause to be prepared reports, statements and other relevant information for distribution to Securityholders as may be required or determined to be appropriate by the Board of Directors from time to time;

                  (xxi) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the LLC;

                  (xxii) to enforce the LLC's rights under the Guarantee Agreement and the Subordinated Notes;

                  (xxiii) to maintain the LLC separate and apart from TECO, including to cause the LLC to maintain its own and separate books and records;

                  (xxiv) to execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the LLC in all matters necessary or desirable or incidental to the foregoing; and

                  (xxv) to purchase and maintain on behalf of the LLC insurance to protect any Director or Officer against any liability asserted against such Director or Officer, or incurred by such Director or Officer, arising out of such Director's or Officer's status as such.

         (e) Notwithstanding anything in this Agreement to the contrary, without the need for consent of any other Person, including the Board of Directors, the LLC is authorized to purchase the Subordinated Notes and to enter into and perform the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Administration Agreement, the Agency Agreement with respect to the LLC Preferred Securities (and other agreements not inconsistent therewith) (the "TRANSACTION DOCUMENTS") and any LLC Common Securityholders, Officer or Director of the LLC may (i) on behalf of the LLC, execute and deliver, and cause the LLC (A) to perform its obligations under, (B) to satisfy any conditions required to be satisfied by the LLC as a condition precedent to the effectiveness of, and (C) to take such other actions as such LLC Common Securityholders, Officer or Director may deem appropriate with respect to, each of the Transaction Documents and (ii) cause the LLC to issue LLC Common Securities and the LLC Preferred Securities on the Closing Date in accordance with this Agreement. Subject to the provisions of Section 6.2 below, the expression of any power or authority of the Board of Directors shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

         (f) The determination as to any of the following matters, made in good faith by, or pursuant to, the direction of the Board of Directors consistent with this Agreement and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the LLC and every Securityholder: the amount of the net income of the LLC for any period and the amount of assets at any time legally available for the payment of dividends, redemption of the LLC Securities or the payment of other distributions on the LLC Securities; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose or time of creation of any gain or loss on disposition of the LLC's assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the LLC; and any matters relating to the acquisition, holding and disposition of any assets by the LLC.

         (g) The Board of Directors shall cause the LLC to use its available funds, after satisfaction of the LLC's liabilities and other obligations, for distributions to Securityholders in accordance with this Agreement.

         Section 6.2 LIMITS ON BOARD OF DIRECTORS' POWERS. Anything in this Agreement to the contrary notwithstanding, the Board of Directors shall not cause or permit the LLC to, and the LLC shall not:

         (a) acquire any assets other than the Subordinated Notes and any other subordinated notes or notes issued by TECO in substitution for all or part of the Subordinated Notes;

         (b) possess property for other than an LLC purpose;

         (c) admit a Person as a Securityholder, except as expressly provided in this Agreement;

         (d) engage in any activity that is not consistent with the purposes of the LLC, as set forth in Section 3.1 of this Agreement; or

         (e) borrow money or enter into repurchase agreements, reverse repurchase agreements, or other securities lending transactions or take any action that could reasonably be expected to cause a Tax Event or an Investment Company Act Event to occur.

         Section 6.3 RELIANCE BY THIRD PARTIES. Persons dealing with the LLC are entitled to rely conclusively upon the power and authority of the Board of Directors and of any duly appointed and acting Officers. In dealing with the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the Bylaws, no Person shall be required to inquire into the authority of the Board of Directors or any such Officer to bind the LLC. Persons dealing with the LLC are entitled to rely conclusively on the power and authority of the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the Bylaws.

         Section 6.4 NO MANAGEMENT BY ANY LLC PREFERRED SECURITYHOLDERS. Except as otherwise expressly provided herein, no LLC Preferred Securityholder, in its capacity as an LLC Preferred Securityholder, shall take part in the day-to-day management, operation or control of the business and affairs of the LLC. The LLC Preferred Securityholders, in their capacity as LLC Preferred Securityholders, shall not be agents of the LLC and shall not have any right, power or authority to transact any business in the name of the LLC or to act for or on behalf of or to bind the LLC.

         Section 6.5 BUSINESS TRANSACTIONS OF THE LLC COMMON SECURITYHOLDER WITH THE LLC. Subject to Sections 6.1 and 6.2 of this Agreement and applicable law, an LLC Common Securityholder and any of its Affiliates may hold deposits of, and enter into business transactions with, the LLC and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as Persons who are not an LLC Common Securityholder or Affiliates thereof.

         Section 6.6 OUTSIDE BUSINESSES. Any Director, Officer, Securityholder or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the LLC, and the LLC and the Securityholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the LLC, shall not be deemed wrongful or improper. No Director, Officer, Securityholder or Affiliate thereof shall be obligated to present any particular investment opportunity to the LLC, even if such opportunity is of a character that, if presented to the LLC, could be taken by the LLC, and any Director, Officer, Securityholder or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

         Section 6.7 DUTIES OF DIRECTORS. Subject to the provisions contained in
Section 7.3(j) hereof, the Board of Directors shall, in considering any proposed action or inaction with respect to the Subordinated Notes (including any substitute therefor) to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act, take into account the interest of both the LLC Preferred Securityholders and TECO, as Securityholder of the LLC Common Securities. No member of the Board of Directors shall have any liability to any LLC Preferred Securityholder or the LLC for not voting to take any enforcement action under the Subordinated Notes in the event of a default by TECO in performing any of its obligations (including payment obligations) thereunder.

                                  ARTICLE VII
                            LLC COMMON SECURITIES AND
                            LLC PREFERRED SECURITIES

         Section 7.1 LLC COMMON SECURITIES AND LLC PREFERRED SECURITIES.

         (a) The LLC Securities shall be divided into two classes, LLC Common Securities and LLC Preferred Securities. TECO, as the initial LLC Common Securityholder, shall be deemed to have been issued 496,000 LLC Common Securities upon its designation as the LLC Common Securityholder pursuant to
Section 2.2 of this Agreement.

         (b) An LLC Preferred Security shall be represented by the corresponding LLC Preferred Certificate. LLC Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.

         (c) In purchasing LLC Preferred Securities, each LLC Preferred Securityholder agrees with TECO and the LLC that TECO, the LLC, and the LLC Preferred Securityholders (i) will treat LLC Preferred Securityholders as holders of the LLC Preferred Securities for all purposes, and not as the holders of an interest in TECO or in any other Person and (ii) will follow allocations made by the LLC pursuant to Section 4.4 of this Agreement.

         (d) The LLC Common Securities shall rank junior to the LLC Preferred Securities as to payment of dividends. Holders of LLC Common Securities will receive dividends only out of interest payments received by the LLC on the Subordinated Notes not required to be applied to fund Preferred Dividends with respect to the LLC Preferred Securities or expenses of the LLC. As long as the LLC Preferred Securities are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to LLC Common Securities unless all accrued and unpaid Preferred Dividends on the LLC Preferred Securities have been paid. Upon issuance of the LLC Common Securities as provided in this Agreement, the LLC Common Securities shall be validly issued, fully paid and nonassessable.

         (e) As long as any LLC Preferred Securities are outstanding, TECO agrees that it shall continue to own, directly or indirectly, one hundred percent (100%) of the outstanding LLC Common Securities.

         Section 7.2 GENERAL PROVISIONS REGARDING LLC PREFERRED SECURITIES.

         (a) There are hereby authorized for issuance and sale LLC Preferred Securities issued in definitive form only in denominations of $25.00 and integral multiples thereof and having an aggregate initial liquidation preference of $400,000,000. The specific designation, dividend rate, liquidation preference, redemption terms, voting rights, exchange limitations and other powers, preferences and special rights and limitations of the LLC Preferred Securities are set forth in Section 7.3 hereof.

         The LLC has no power to create and issue additional limited liability company interests in the LLC in addition to the LLC Common Securities and the LLC Preferred Securities.

         (b) The LLC Preferred Securities shall rank pari passu with each other and shall rank senior to all other LLC Securities in respect of the right to receive dividends, payments of any Redemption Price or other distributions and the right to receive payments out of the assets of the LLC, upon voluntary or involuntary dissolution, winding-up or termination of the LLC in accordance with the provisions hereof. All LLC Preferred Securities redeemed, purchased or otherwise acquired by the LLC shall be cancelled. The LLC Preferred Securities shall be issued in registered form only, except as otherwise provided in this Agreement.

         (c) Neither TECO, the LLC, nor any of their respective Affiliates shall have the right to vote or give or withhold consent with respect to any LLC Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the LLC Preferred Securityholders may vote or give or withhold consent as provided in this Agreement, LLC

Preferred Securities owned by any of TECO, the LLC or any of their respective Affiliates shall be treated as if they were not outstanding.

         Section 7.3 LLC PREFERRED SECURITIES.

         (a) DESIGNATION. There shall hereby be designated as a series of preferred limited liability company interests in the LLC a series identified as the LLC's "5.11% LLC Preferred Securities", liquidation preference ("LIQUIDATION PREFERENCE") $25.00 per security, and aggregate Liquidation Preference $400,000,000 (the "LLC PREFERRED SECURITIES").

         The holders of the LLC Preferred Securities will have no preemptive rights with respect to any limited liability company interests in the LLC or any other securities of the LLC convertible into or carrying rights or options to purchase any such securities. LLC Preferred Securities will not be convertible into LLC Common Securities or any other class or series of limited liability company interests in the LLC and will not be subject to any sinking fund or other obligation of the LLC for its repurchase or retirement. Upon issuance of the LLC Preferred Securities as provided in this Agreement, the LLC Preferred Securities shall be validly issued, fully paid and nonassessable.

         (b) PREFERRED DIVIDENDS. Holders of the LLC Preferred Securities shall be entitled to receive, out of funds held by the LLC to the extent that the LLC has cash on hand sufficient to permit such payments and funds legally available therefor, distributions (the "PREFERRED DIVIDENDS") at a rate of 5.11% per annum (the "PREFERRED RATE") of the Liquidation Preference of the LLC Preferred Securities. The Preferred Rate shall be adjusted at the time the interest rate paid on the Subordinated Notes is reset pursuant to Section 205(b) of the Supplemental Indenture and shall thereafter be equal to the Reset Rate as defined therein. Preferred Dividends shall be cumulative, and will accumulate whether or not there are funds of the LLC available for their payment. Preferred Dividends shall accrue from January 15, 2002 and, except as provided below, shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2002, and ending on January 15, 2007. Each such date of payment is a "DIVIDEND PAYMENT DATE" and each period from and including a Dividend Payment Date, or the date of initial issuance as applicable, to but not including the next Dividend Payment Date, is a "DIVIDEND PERIOD"; provided, however, that if any Dividend Payment Date is not a business day, dividends will be payable on the next business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, payment of such Preferred Dividend shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Preferred Dividends shall accrue on a daily accrual basis on the basis of a 360-day year of twelve 30-day months. Preferred Dividends in arrears will accumulate and compound quarterly at the Preferred Rate.

         (c) DEFERRAL OF PAYMENT OF DIVIDENDS. TECO has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Subordinated Notes for a period not extending, in the aggregate, beyond the maturity date of the Subordinated Notes (each, an "EXTENSION PERIOD"). During any such Extension Period, no interest shall be due and payable on the Subordinated Notes and, as a consequence of such deferral, distributions on the Preferred Dividends will also be deferred. Despite such deferral, quarterly distribution payments will continue to accumulate, compounded quarterly, during any such Extension Period (to the extent permitted by applicable law). Payments of accrued and unpaid distributions will be payable to LLC Preferred Securityholders as they appear on the books and records of the LLC on the record date applicable to the Dividend Payment Date on which the Extension Period ends. Upon the termination of any Extension Period and the payment of all amounts then due, TECO may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not extend beyond the maturity date of the Subordinated Notes and shall end on a Dividend Payment Date.

         (d) RANKING AND LIQUIDATION PREFERENCE. The LLC Preferred Securities will rank senior to the LLC Common Securities as to payment of dividends.

         If full dividends on the LLC Preferred Securities are paid on any Dividend Payment Date and, after giving effect to such payment, the LLC has additional funds available for the payment of dividends, the LLC, in its discretion, may apply such additional funds to pay dividends on the LLC Common Securities.

         Subject to the first sentence of Section 14.5, in the event of any voluntary or involuntary dissolution, liquidation or winding up of the LLC, after satisfaction of liabilities to creditors, if any, but before any liquidating distribution is made to holders of the LLC Common Securities, holders of the LLC Preferred Securities will be entitled to receive out of the assets of the LLC available for distribution in liquidation, liquidating distributions in respect of the LLC Preferred Securities equal to the "LIQUIDATION PREFERENCE CLAIM AMOUNT." The Liquidation Preference Claim Amount, for each $25.00 Liquidation Preference of LLC Preferred Securities, is equal to:
(i) $25.00, plus (ii) unpaid Preferred Dividends thereon with respect to the current Dividend Period accrued on a daily basis through the date of liquidation, plus (iii) accrued and unpaid Preferred Dividends, if any, for any prior Dividend Period. After the holders of the LLC Preferred Securities have received the Liquidation Preference Claim Amount with respect to such Securities, holders of the LLC Common Securities will be entitled to share equally and ratably in any remaining assets of the LLC.

         (e) VOTING RIGHTS. Notwithstanding anything elsewhere in this Agreement to the contrary, if (i) an Indenture Event of Default occurs and is continuing; or (ii) TECO is in default on any of its payment or other obligations under the Guarantee, then the holders of the LLC Preferred Securities will be entitled, by a vote of the majority of the aggregate stated liquidation preference of outstanding LLC Preferred Securities, to appoint and authorize a special representative of the LLC and the holders of the LLC Preferred Securities (the "SPECIAL REPRESENTATIVE") to enforce the LLC's rights under the Subordinated Notes and the Indenture, and to enforce the obligations of TECO under the Guarantee. If a Special Representative has been appointed, the Special Representative shall have the exclusive right to enforce, or direct the enforcement of, the LLC's rights under the Subordinated Notes and the Indenture. In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and for the avoidance of any doubt concerning the powers of the Special Representative, any Special Representative, in its own name, in the name of the LLC, in the name of the holders of the LLC Preferred Securities or otherwise, may, to the fullest extent permitted by law, institute or cause to be instituted, any proceedings, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the LLC's or the holders of the LLC Preferred Securities' rights directly against TECO (including, without limitation, the LLC's rights under the Indenture or as a holder or beneficial owner of the Subordinated Notes), or any other obligor in connection with such obligations on behalf of the LLC or the holders of the LLC Preferred Securities, and may prosecute such proceeding to final judgment or decree, including any appeals thereof, and enforce the same against TECO or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of TECO or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law.

         (f) WITHDRAWAL; REDEPOSIT OF LLC PREFERRED SECURITIES. Pursuant to, and under the circumstances and conditions stated in, the Trust Agreement, any beneficial owner of the Trust Preferred Securities may withdraw all, but not less than all, of the LLC Preferred Securities represented by such owner's corresponding Trust Preferred Securities by providing a written notice to the Trustee, with evidence of ownership in form satisfactory to the Trustee.

         Within a reasonable period after such request has been properly made,
(i) the Trustee shall reduce the amount of LLC Preferred Securities represented by the LLC Preferred Certificate held by the Trust, by the amount (by Liquidation Preference) of LLC Preferred Securities to be so withdrawn by the withdrawing Securityholder, and (ii) the LLC shall issue to the withdrawing Securityholder an LLC Preferred Security Certificate, representing the amount (by Liquidation Preference) of LLC Preferred Securities so withdrawn and cause the registration of such transfer in the Securities Register. It is expected that withdrawn LLC Preferred Securities will be issued only in definitive fully registered form.

         Any holder of LLC Preferred Securities may redeposit withdrawn LLC Preferred Securities by delivery to the Trustee of a certificate or certificates for the LLC Preferred Securities to be deposited, properly endorsed or accompanied, if required by the Trustee, by a properly executed instrument of transfer of endorsement in form satisfactory to the Trustee and in compliance with the terms of this Agreement, together with all such certifications as may be required by the Trustee in its sole discretion and in accordance with the provisions of the Trust Agreement. Within a reasonable period after such deposit is properly made, the LLC shall cancel the LLC Preferred Securities so deposited and instruct the Trustee to increase the number of LLC Preferred Securities represented by the permanent global certificate and the LLC shall instruct the Trust Preferred Depositary to increase the number of Trust Preferred Securities represented by the permanent global certificate held by the Trust Preferred Depositary accordingly.

         (g) REDEMPTION. The LLC Preferred Securities are not redeemable at the option of the holders of LLC Preferred Securities at any time. The LLC Preferred Securities may be redeemed only in whole and are not redeemable by the LLC prior to the stated maturity of the Subordinated Notes, except upon the occurrence of a Tax Event or an Investment Company Act Event as provided below.

                  On the Subordinated Note Redemption Date, the LLC will be required to redeem the LLC Securities at the Redemption Price. Notice of redemption shall be given by the LLC by first-class mail, postage prepaid, mailed not less than 35 nor more than 60 days prior to the

Redemption Date to each holder of LLC Securities to be redeemed. All notices of redemption shall state: (i) the Redemption Date; (ii) the Redemption Price; and
(iii) that on the Redemption Date the Redemption Price will become due and payable upon each such LLC Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

         The LLC Securities redeemed on the Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Subordinated Notes. Redemptions of the LLC Securities shall be made and the Redemption Price shall be payable on the Redemption Date only to the extent that the LLC has funds then on hand and available for the payment of such Redemption Price. Notwithstanding any provision herein to the contrary, the LLC Preferred Securities shall rank senior to the LLC Common Securities in respect of the right to receive payment of any Redemption Price.

         If the LLC gives a notice of redemption in respect of any LLC Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, the LLC will irrevocably deposit with the Property Trustee for the Trust funds sufficient to pay the applicable Redemption Price of the LLC Preferred Securities represented by the LLC Preferred Certificate held by the Trust. The LLC will irrevocably deposit with a paying agent funds sufficient to pay the applicable Redemption Price on LLC Preferred Securities, if any, not represented by the LLC Preferred Certificate held by the Trust and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their LLC Preferred Securities Certificates. Notwithstanding the foregoing, Preferred Dividends payable on or prior to the Redemption Date for the LLC Preferred Securities called for redemption shall be payable to the holders of such Securities as they appear on the Securities Register for the LLC Preferred Securities on the relevant record dates for the related Dividend Payment Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of Securityholders holding LLC Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Dividend payable on or prior to the Redemption Date, but without interest, and such LLC Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. If payment of the Redemption Price in respect of any LLC Preferred Securities called for redemption is improperly withheld or refused and not paid either by the LLC or by TECO pursuant to the Guarantee, Preferred Dividends on such LLC Preferred Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the LLC for such LLC Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Payment of the Redemption Price on the LLC Preferred Securities shall be made to the recordholders thereof as they appear on the Securities Register for the LLC Preferred Securities on the relevant record date, which shall be fifteen calendar days prior to the relevant Redemption Date.

         The LLC will also have the right upon the occurrence of a Tax Event or an Investment Company Act Event, and on not less than 35 or more than 60 days' notice by mail, to redeem LLC Preferred Securities at a redemption price per security equal to the Redemption Price.

         Notwithstanding the foregoing, the LLC Preferred Securities will not be subject to any sinking fund or mandatory redemption.

         Any LLC Preferred Securities redeemed shall be canceled. There shall be no prescription period in respect of uncollected dividends on the LLC Preferred Securities.

         (h) REMARKETING. If a distribution of the LLC Preferred Securities upon the liquidation and dissolution of the Trust occurs prior to the Remarketing, the LLC Preferred Securities shall be remarketed in accordance with the Remarketing procedures of the Trust Agreement where all references in the Remarketing procedures to Trust Preferred Securities shall be read as references to the LLC Preferred Securities, unless the context requires otherwise. Until such a distribution occurs, or if such distribution occurs after the Remarketing, this Section 7.3(h) will have no effect.

         (i) RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES UNDER THE LLC PREFERRED SECURITIES. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee and any other holder of the Trust Preferred Securities, each holder of the Trust Preferred Securities shall be entitled to enforce in the name of the Trust the Trust's rights under the LLC Preferred Securities represented by the Trust Preferred Securities held by such holder.

         (j) SUBORDINATION OF LLC COMMON SECURITIES. If on any Dividend Payment Date or Redemption Date any Event of Default resulting from an Indenture Event of Default shall have occurred and be continuing, no payment of any Dividend on, or Redemption Price of, any LLC Common Security, and no other payment on account of the redemption, liquidation or other acquisition of LLC Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Preferred Dividends on all outstanding LLC Preferred Securities for all Dividend Periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all outstanding LLC Preferred Securities, shall have been made or provided for, and all funds immediately available to the LLC shall first be applied to the payment in full in cash of all Preferred Dividends on, or the Redemption Price of, Preferred Securities then due and payable. In the case of the occurrence of any Event of Default resulting from any Indenture Event of Default, the holders of LLC Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Agreement until the effect of all such Events of Default with respect to the LLC Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default under this Agreement with respect to the LLC Preferred Securities shall have been so cured, waived or otherwise eliminated, the Board of Directors shall act solely on behalf of the holders of the LLC Preferred Securities and not the holders of the LLC Common Securities, and only the holders of the LLC Preferred Securities will have the right to direct the Board of Directors to act on their behalf.

                                  ARTICLE VIII
                               VOTING AND MEETINGS

         Section 8.1 VOTING RIGHTS OF LLC PREFERRED SECURITYHOLDERS.

         (a) Except as shall be otherwise expressly provided herein, in the Bylaws, or as otherwise required by the Delaware Act, the LLC Preferred Securityholders shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Securityholders.

         (b) For so long as any LLC Preferred Securities remain Outstanding, if, upon a Subordinated Note Event of Default, the Indenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Notes fail to declare the principal of all of the Subordinated Notes to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Preference of the LLC Preferred Securities shall have such right by a notice in writing to TECO and the Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Subordinated Notes shall become immediately due and payable; provided that the payment of principal and interest on such Subordinated Notes shall remain subordinated to the extent provided in the Indenture. At any time after such a declaration of acceleration with respect to the Subordinated Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as in the Indenture provided, the holders of a majority in Liquidation Preference of the LLC Preferred Securities, by written notice to Registrar, TECO and the Indenture Trustee may rescind and annul such declaration and its consequences if:

                  (i) TECO has paid or deposited with the Indenture Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on all of
                  the Subordinated Notes,

                           (B) the principal of (and premium, if any, on) any
                  Subordinated Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Subordinated Notes, and

                           (C) all sums paid or advanced by the Indenture
                  Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

                  (ii) all Events of Default with respect to the Subordinated Notes, other than the non-payment of the principal of the Subordinated Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 502 of the Indenture.

         The holders of a majority in aggregate Liquidation Preference of the LLC Preferred Securities may, on behalf of the holders of all the LLC Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Note. No such waiver or rescission shall affect any subsequent default or impair any right consequent thereon. Upon receipt by the Registrar of written notice declaring such an acceleration, or rescission and annulment thereof, by holders of the LLC Preferred Securities all or part of which is represented by Book-Entry LLC Preferred Securities Certificates, a record date shall be established for determining holders of outstanding LLC Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Registrar receives such notice. The holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such holders remain holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any holder be canceled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 8.1(b).

         (c) For so long as any LLC Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Agreement and the Indenture, upon a Subordinated Note Event of Default specified in
Section 501(1) or 501(2) of the Indenture, any holder of LLC Preferred Securities shall have the right to institute a proceeding directly against TECO, pursuant to the Indenture, for enforcement of payment to such holder of the principal amount of or interest on Subordinated Notes having a principal amount equal to the Liquidation Preference of the LLC Preferred Securities of such holder (a "DIRECT ACTION"). In connection with any such Direct Action, TECO will be subrogated to the rights of any holder of the LLC Preferred Securities to the extent of any payment made by TECO to such holder of LLC Preferred Securities as a result of such Direct Action.

         (d) Notwithstanding that Securityholders holding LLC Preferred Securities are entitled to vote or consent under any of the circumstances described in this Agreement or the Bylaws, any of the LLC Preferred Securities that are owned by TECO, the LLC Common Securityholder, the LLC or any of their respective Affiliates, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

         Section 8.2 VOTING RIGHTS OF LLC COMMON SECURITYHOLDERS. Except as otherwise provided herein and subject to the limited rights of holders of the LLC Preferred Securities, and except as otherwise provided by the Delaware Act, all voting rights of the Securityholders shall be vested in the LLC Common Securityholders. The LLC Common Securities shall entitle the LLC Common Securityholders to vote in proportion to the stated amounts represented by their LLC Common Securities.

         Section 8.3 MEETINGS OF THE SECURITYHOLDERS.

         (a) Meetings of the Securityholders of any class or of all classes of Securities may be called at any time by the Board of Directors or as provided by this Agreement or the Bylaws. Except to the extent otherwise provided, the following provisions shall apply to meetings of Securityholders.

         (b) Securityholders may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Securityholders is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Securityholders or by written consent.

         (c) Each Securityholder may authorize any Person to act for it by proxy on all matters in which a Securityholder is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Securityholder or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Securityholder executing it at any time before it is voted.

         (d) Each meeting of Securityholders shall be conducted by the Board of Directors or by such other Person as the Board of Directors may designate.

         (e) Any required approval of LLC Preferred Securityholders may be given at a separate meeting of such LLC Preferred Securityholders convened for such purpose or at a meeting of Securityholders of the LLC or pursuant to written consent. The Board of Directors shall cause a notice of any meeting at which LLC Preferred Securityholders holding Preferred Securities are entitled to vote pursuant to Section 7.3, or of any matter upon which action may be taken by written consent of such LLC Preferred Securityholders, to be mailed to each holder of record of the LLC Preferred Securities. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such LLC Preferred Securityholders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

         (f) Subject to Section 7.3(e) and Section 8.3(e) of this Agreement, the Board of Directors, in their sole discretion, shall establish all other provisions relating to meetings of Securityholders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Securityholders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   ARTICLE IX
                                    DIVIDENDS

         Section 9.1 DIVIDENDS.

         (a) Subject to the terms of this Article 9 and the provisions of the Delaware Act: (i) LLC Preferred Securityholders shall receive periodic distributions ("DIVIDENDS") in accordance with Article 7 of this Agreement, out of funds held by the LLC to the extent that the LLC has cash on hand sufficient to permit such distributions, and (ii) subject to the rights of the LLC Preferred Securityholders as set forth in Article 7, LLC Common Securityholders shall receive Dividends when, as and if declared by the Board of Directors, in its discretion.

         (b) A Securityholder shall not be entitled to receive any Dividend or other distribution with respect to any Dividend Payment Date (and any such Dividend or other distribution shall not be considered due and payable), irrespective of whether such Dividend or other distribution is payable automatically or has been declared by the Directors, until such time as the LLC shall have funds legally available for the payment of such dividend to such Securityholder pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of Section 18-606 of the Delaware Act to the contrary, until such time, a Securityholder shall not have the status of a creditor of the LLC, or the remedies available to a creditor of the LLC.

         Section 9.2 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not make a distribution (including a Dividend or redemption payment) to any Securityholder on account of an LLC Security if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

         Section 9.3 PAYMENT. The LLC will make payments in respect of the LLC Preferred Securities, at its election, by check or by crediting the account of the Trustee and the other holders of the LLC Preferred Securities on any Dividend Payment Date or other distribution date.

                                   ARTICLE X
                                BOOKS AND RECORDS

         Section 10.1 LLC BOOKS AND RECORDS. The LLC shall maintain its books and records separate and apart from the books and records of TECO.

         Section 10.2 LIMITATION ON ACCESS TO RECORDS. Each Securityholder has the right, subject to this Agreement and to reasonable standards established by the Board of Directors to obtain from the LLC from time to time upon reasonable request for any purpose reasonably related to such Securityholder's interest as a member in the LLC, information regarding the affairs of the LLC. Notwithstanding any provision of this Agreement, the Board of Directors may, to the maximum extent permitted by law, keep, or cause to be kept, confidential from the LLC Preferred Securityholders, for such period of time as the Board of Directors deems reasonable, any information the disclosure of which the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believe is not in the best interest of the LLC or could damage the LLC or its business or which the LLC or the Board of Directors are required by law or by an agreement with any Person to keep confidential.

         Section 10.3 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the LLC shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all LLC transactions and be appropriate and adequate for the LLC's business.

                                   ARTICLE XI
                                   TAX MATTERS

         Section 11.1 LLC TAX RETURNS.

         (a) The LLC Common Securityholder is hereby designated as the LLC's "TAX MATTERS PARTNER" under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps TECO, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner in its capacity as such shall be borne by the LLC.

         (b) The Tax Matters Partner shall cause to be prepared and timely filed all tax returns required to be filed for the LLC. The Tax Matters Partner may, in its discretion, cause the LLC to make or refrain from making any federal, state or local income or other tax elections for the LLC that it deems necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

         Section 11.2 TAX REPORTS. The Tax Matters Partner shall, as promptly as practicable and in any event within 90 days of the end of each Fiscal Year, cause to be prepared and mailed by the LLC to each LLC Preferred Securityholder of record Internal Revenue Service Schedule K-1 and any other forms that are necessary or advisable in order to permit the Securityholders to comply with U.S. federal and any other income tax requirements.

         Section 11.3 TAXATION AS A PARTNERSHIP. The LLC shall take any necessary steps to be treated as a partnership for U.S. federal income tax purposes and shall not file any election to be treated as anything other than a partnership for such purposes.

         Section 11.4 TAXATION OF SECURITYHOLDERS. As provided in Section 4.4(a), net profits shall be allocated to the LLC Preferred Securityholders on a daily accrual basis. The Securityholders intend that allocations of income and loss for U.S. federal income tax purposes be consistent with the economic allocations of income under this Agreement.

                                   ARTICLE XII
                                    EXPENSES

         Section 12.1 EXPENSES. TECO shall be responsible for all LLC charges and expenses including, without limitation:

         (a) all costs and expenses related to the business of the LLC and all routine administrative expenses of the LLC, including the maintenance of books and records of the LLC, the preparation and dispatch to the Securityholders of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Securityholders;

         (b) all expenses incurred in connection with any litigation involving the LLC (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by any Director in connection with any litigation brought by or on behalf of any Securityholder against such Director);

         (c) all expenses for indemnity or contribution payable by the LLC to any Person;

         (d) all expenses incurred in connection with the collection of amounts due to the LLC from any Person;

         (e) all expenses incurred in connection with the preparation of amendments or restatements to this Agreement; and

         (f) all expenses incurred in connection with the dissolution, winding-up or termination of the LLC.

         Notwithstanding the foregoing, if, at the request of a holder of LLC Preferred Securities or other Person, the LLC incurs fees, charges or expenses, for which it is not otherwise liable under this Agreement, such holder or other Person will be liable for such fees, charges and expenses.

                                  ARTICLE XIII
                   TRANSFERS OF SECURITIES BY SECURITYHOLDERS
                               AND RELATED MATTERS

         Section 13.1 RIGHT OF ASSIGNEE TO BECOME AN LLC PREFERRED SECURITYHOLDER. An assignee of LLC Preferred Securities shall become an LLC Preferred Securityholder upon compliance with the provisions of Section 13.5 of this Agreement.

         Section 13.2 EVENTS OF CESSATION OF SECURITY OWNERSHIP. A Person shall cease to be a Securityholder upon the lawful assignment of all of its LLC Securities (including by any redemption or other repurchase by the LLC) or as otherwise provided herein.

         Section 13.3 PERSONS DEEMED LLC PREFERRED SECURITYHOLDERS. The LLC may treat the Person in whose name any LLC Preferred Certificate shall be registered on the books and records of the LLC as the sole holder of such LLC Preferred Certificate and of the LLC Preferred Securities represented by such LLC Preferred Certificate for purposes of receiving dividends or other distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LLC Preferred Certificate or in the LLC Preferred Securities represented by such LLC Preferred Certificate on the part of any other Person, whether or not the LLC shall have actual or other notice thereof. Notwithstanding the foregoing or anything to the contrary herein, the LLC agrees that at any time that the Trust shall be a holder of any LLC Preferred Securities, each holder of a preferred certificate issued by the Trust shall, upon presentation to the LLC or the Registrar of reasonable evidence thereof, have the right to the fullest extent permitted by law and without the need for any other action of any other Person, including the Trustee under the Trust and any other holder of any other of such preferred certificates, (a) to enforce in the name of the Trust the Trust's rights under the LLC Preferred Securities represented by the preferred certificates of such holder and (b) to withdraw from the Trust upon written notice to such Trustee and the LLC and hold directly the underlying LLC Preferred Securities represented by such preferred certificates.

         Section 13.4 THE LLC PREFERRED CERTIFICATES. LLC Preferred Certificates shall be in denominations of $25.00 or multiples thereof. Each LLC Preferred Certificate shall be signed, manually or by facsimile by the President, any Vice-President or the Secretary of the LLC. LLC Preferred Certificates, other than LLC Preferred Certificates held by the Trust, shall also be manually signed by the Registrar. LLC Preferred Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the LLC shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such LLC Preferred Certificates or did not hold such offices at the date of delivery of such LLC Preferred Certificates. A transferee of an LLC Preferred Certificate shall become a Securityholder, upon due registration of such LLC Preferred Certificate in such transferee's name pursuant to Section 13.5.

         Section 13.5 TRANSFER OF LLC PREFERRED CERTIFICATES.

         (a) The Board of Directors shall provide for the registration and transfer of LLC Preferred Certificates in a record thereof (each a "SECURITIES REGISTER") and shall appoint a securities registrar and transfer agent (the "REGISTRAR") to act on its behalf, or may act as its own Registrar; provided, however, that without any action on the part of the Board of Directors being necessary, The Bank of New York, or any of its Affiliates, may be appointed as the initial Registrar by any officer of the LLC. Subject to the other provisions of this Article 13, upon surrender for registration of transfer of any LLC Preferred Certificate, the Board of Directors shall cause one or more new LLC Preferred Certificates to be issued in the name of the designated transferee or transferees. Every LLC Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed by the LLC Preferred Securityholder or his or her attorney duly authorized in writing. Any registration of transfer shall be effected upon the Registrar being satisfied with the documents of title and identity of the Person making the request, upon the receipt by the Registrar of any applicable certificate relating to transfer restrictions as described below, and subject to such reasonable regulations as the LLC may from time to time establish. Each LLC Preferred Certificate surrendered for registration of transfer shall be canceled by the Registrar. A transferee of an LLC Preferred Certificate shall be admitted to the LLC, as an LLC Preferred Securityholder and shall be entitled to the rights and subject to the obligations of an LLC Preferred Securityholder hereunder upon receipt by such transferee of an LLC Preferred Certificate. By acceptance of an LLC Preferred Certificate, each transferee shall be bound by this Agreement. The transferor of an LLC Preferred Certificate, in whole, shall cease to be an LLC Preferred Securityholder at the time that the transferee of such

LLC Preferred Certificate is admitted to the LLC as an LLC Preferred Securityholder in accordance with this Section 13.5.

         (b) Upon surrender for registration of transfer of any LLC Preferred Certificate at the office or agency of the LLC or the Registrar maintained for that purpose, subject to Section 13.6, the LLC shall deliver or cause to be delivered to the Registrar in a form duly executed on behalf of the LLC in the manner provided for in Section 13.4(a), and the Registrar shall countersign in the manner provided in and to the extent required by Section 13.4(a) and deliver, in the name of the designated transferee or transferees, one or more new LLC Preferred Certificates in authorized denominations of a like aggregate liquidation preference dated the date of execution by such Registrar.

         The Registrar shall not be required, (i) to issue, register the transfer of or exchange any LLC Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such LLC Preferred Securities and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any LLC Preferred Security so selected for redemption in whole or in part, except, in the case of any such LLC Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

         No service charge shall be made for any registration of transfer or exchange of LLC Preferred Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of LLC Preferred Certificates.

         (c) An LLC Preferred Certificate may be transferred after the Exchange Date as provided in Section 13.5(a), in whole or in part, to a Person who takes delivery, in the form of another LLC Preferred Certificate.

         Section 13.6 MUTILATED, DESTROYED, LOST OR STOLEN LLC PREFERRED CERTIFICATES.
         If (a) any mutilated LLC Preferred Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any LLC Preferred Certificate, and (b) there shall be delivered to the Registrar and the LLC such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such LLC Preferred Certificate shall have been acquired by a protected purchaser, the LLC shall sign, the Registrar shall countersign to the extent required under Section 13.5(a), and the LLC and the Registrar shall make available for delivery (all in the manner provided for in Section 13.5), in exchange for or in lieu of any mutilated, destroyed, lost or stolen LLC Preferred Certificate, a new LLC Preferred Certificate of like class, tenor and denomination. In connection with the issuance of any new LLC Preferred Certificate under this Section 13.6, the LLC or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate LLC Preferred Certificate issued pursuant to this Section shall constitute conclusive evidence of a limited liability company interest in the LLC corresponding to that evidenced by the lost, stolen or destroyed LLC Preferred Certificate, as if originally issued, whether or not the lost, stolen or destroyed LLC Preferred Certificate shall be found at any time.

         Section 13.7 BOOK-ENTRY LLC PREFERRED CERTIFICATES.

         Upon the distribution of the LLC Preferred Securities to the holders of the Trust Preferred Securities in accordance with the provisions of the Trust Agreement, the LLC Preferred Certificates will be issued in the form of a typewritten LLC Preferred Certificate or Certificates representing Book-Entry LLC Preferred Certificates and delivered to the Clearing Agency and registered on the Securities Register in the name of the nominee of the Clearing Agency, and no beneficial owner will receive a Definitive LLC Preferred Certificate representing such beneficial owner's interest in such LLC Preferred Securities, except as provided in Section 13.9. Thereafter, unless and until Definitive LLC Preferred Certificates have been issued to beneficial owners pursuant to Section 13.9:

         (a) the provisions of this Section 13.7 shall be in full force and effect;

         (b) the Registrar and the LLC shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry LLC Preferred Certificates (including the payment of the Liquidation Amount of and distributions on the Book-Entry LLC Preferred Certificate and the giving of instructions or directions to Owners of Book-Entry LLC Preferred Securities) as the sole holder of Book-Entry LLC Preferred Securities and shall have no obligations to the Owners thereof;

         (c) to the extent that the provisions of this Section 13.7 conflict with any other provisions of this Agreement, the provisions of this Section 13.7 shall control; and

         (d) the rights of the Owners of the Book-Entry LLC Preferred Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive LLC Preferred Certificates are issued pursuant to Section 13.9, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the LLC Preferred Securities to such Clearing Agency Participants.

         Section 13.8 NOTICES TO CLEARING AGENCY.

         To the extent that a notice or other communication to the Owners is required under this Agreement, from and after the date on which LLC Preferred Certificates shall have been delivered to a Clearing Agency, unless and until Definitive LLC Preferred Certificates shall have been issued to Owners pursuant to Section 13.9, the LLC shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

         Section 13.9 DEFINITIVE LLC PREFERRED CERTIFICATES.

         If (a) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the LLC Preferred Certificates, and the LLC is unable to locate a qualified successor, (b) the LLC elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Subordinated Note Event of Default, Owners of LLC Preferred Certificates representing beneficial ownership interests aggregating at least a majority of the Liquidation Amount advise the LLC in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of LLC Preferred Certificates, then the LLC shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of LLC Preferred Certificates of the occurrence of any such event and of the availability of the Definitive LLC Preferred Certificates to Owners requesting the same. Upon surrender to the Registrar of the typewritten LLC Preferred Certificate or Certificates representing the Book-Entry LLC Preferred Certificates by the Clearing Agency, accompanied by registration instructions, the LLC shall execute the Definitive LLC Preferred Certificates in accordance with the instructions of the Clearing Agency. Neither the Registrar nor the LLC shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive LLC Preferred Certificates, the LLC and the Registrar shall recognize the holders of the Definitive LLC Preferred Certificates as Securityholders. The Definitive LLC Preferred Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the LLC, as evidenced by the execution thereof by the LLC.

                                  ARTICLE XIV
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 14.1 NO DISSOLUTION. The LLC shall not be dissolved by the admission of Securityholders. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Securityholder, or the occurrence of any other event which terminates the continued membership of a Securityholder in the LLC, shall not in and of itself cause the LLC to be dissolved and its affairs wound up. Upon the occurrence of any such event, the business of the LLC shall be continued without dissolution. The Bankruptcy of a Securityholder shall not cause a Securityholder to cease to be a member of the LLC.

         Section 14.2 EVENTS CAUSING DISSOLUTION. The LLC shall be dissolved and its affairs shall be wound up in accordance with the Delaware Act if any of the following events occur:

         (a) a decree or order by a court of competent jurisdiction shall have been entered adjudging the LLC a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the LLC under any applicable federal or state bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the LLC or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days or the LLC shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable federal or state bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the LLC or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or limited liability company action shall be taken by the LLC in furtherance of any of the aforesaid purposes;

         (b) TECO is liquidated;

         (c) the entry of a decree of judicial dissolution of the LLC under
Section 18-802 of the Delaware Act;

         (d) TECO's written direction, as holder of the LLC Common Securities, to the Board of Directors at any time (which direction is optional and wholly within the discretion of TECO) to dissolve the LLC and distribute the Subordinated Notes to the holders of the LLC Preferred Securities; or

         (e) the redemption of all of the LLC Securities.

         Notwithstanding the foregoing, the LLC shall not be dissolved until all claims under the Guarantee Agreement shall have been paid in full pursuant to its terms, to the fullest extent permitted by law.

         Section 14.3 NOTICE OF DISSOLUTION. Upon the dissolution of the LLC, the Board of Directors shall promptly notify the Securityholders of such dissolution.

         Section 14.4 LIQUIDATION. Upon dissolution of the LLC, the Board of Directors or, in the event that the dissolution is caused by an event described in Sections 14.2(b) or (c) of this Agreement and there are no Directors, a Person or Persons who may be approved by the LLC Preferred Securityholders holding not less than a majority in liquidation amount, as liquidating trustees, shall immediately commence to wind up the LLC's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to the provisions of Section 14.5.

         Section 14.5 LIQUIDATION PAYMENTS; CERTAIN RESTRICTIONS ON LIQUIDATION PAYMENTS. In the event of any voluntary or involuntary dissolution of the LLC, the board of directors will cause to be distributed (after satisfying any liabilities to the LLC's creditors as provided by applicable law, and subject to the terms of the Purchase Agreement and the Pledge Agreement, if applicable) to each holder of LLC Securities Subordinated Notes having a principal amount equal to the Liquidation Amount of the LLC Securities held by the holder to whom such Subordinated Notes are distributed. However, if that distribution is determined to be impractical by the Board of Directors, the holders of the LLC Securities will be entitled to receive out of the LLC's assets available for distribution to holders (after any liabilities to the LLC's creditors as provided by applicable law, and subject to the terms of the Purchase Agreement and the Pledge Agreement, if applicable) a liquidation distribution in an amount equal to the amounts set forth, and in the priority prescribed, in Section 7.3(d). If such liquidation distribution to the LLC Preferred Securityholders can be paid only in part because the LLC has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the LLC on its LLC Preferred Securities will be paid on a pro rata basis based on the Liquidation Amount.

         Section 14.6 DESIGNATION OF SUCCESSOR DEPOSITOR. In the event of the dissolution of the LLC, TECO shall appoint an entity wholly-owned and controlled, directly or indirectly, by TECO as successor Depositor (as defined in the Trust Agreement) to exercise all rights and perform all obligations as the Depositor under the Trust Agreement.

         Section 14.7 TERMINATION. This Agreement will terminate upon the latest to occur of the redemption of all of the LLC Preferred Securities, a final distribution in respect of the LLC Preferred Securities and delivery of such distribution to the holders of the LLC Preferred Securities, or dissolution, winding up and termination of the LLC.

                                   ARTICLE XV
                                  MISCELLANEOUS

         Section 15.1 AMENDMENTS. TECO may, at any time and from time to time, enter into one or more agreements supplemental to this Agreement and the Guarantee Agreement without the consent of the holders of the LLC Preferred
Securities: (i) to evidence the succession of another entity to TECO and the assumption by any such successor of the covenants of TECO in this Agreement;
(ii) to add to the covenants of TECO for the benefit of the holders of the LLC Preferred Securities, or to surrender any right or power therein conferred upon TECO, (iii) to cure any ambiguity or correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under this Agreement in a way consistent with the other provisions of this Agreement; provided that any such action shall not materially adversely affect the interests of the holders of the LLC Preferred Securities; or (iv) to modify, eliminate or add to any provisions of the limited liability company agreement if necessary to ensure that the LLC will be classified for United States federal income tax purposes as a partnership or to ensure that the LLC will not be required to be registered under the 1940 Act. In addition, TECO may, at any time prior to January 22, 2002, without the consent of the holders of the LLC Preferred Securities amend the definition of Trust Preferred Securities and Sections 4.2, 7.1(a), 7.2(a) and 7.3(a) solely for the purpose of reflecting the sale of such number of additional Units (as that term is defined in the Underwriting Agreement) as may be sold (up to a maximum of 2,400,000 additional Units) to the underwriter pursuant to the Underwriting Agreement and the corresponding increases in the liquidation preference of the Trust Preferred Securities, the number of LLC Common Securities issued and the liquidation preference of the LLC Preferred Securities. Any other amendment of this Agreement and the Guarantee Agreement must be approved by holders of a majority of the LLC Preferred Securities and the LLC must have received an Opinion of Counsel experienced in such matters to the effect that the amendment or the exercise of any power granted in accordance with the amendment will not affect the LLC's status as a partnership for United States federal income tax purposes or the LLC's exemption from status as an "investment company" under the 1940 Act. However, without the consent of each holder of LLC Preferred Securities, no amendment may: (i) change the amount or timing of any distribution on the LLC Preferred Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the LLC Preferred Securities as of a specified date; or (ii) restrict the right of a holder of Trust Preferred Securities to sue for the enforcement of any distribution payment. The LLC must notify each holder of LLC Preferred Securities whenever it is notified of a default with respect to the Subordinated Notes.

         Section 15.2 NOTIFICATION; AMENDMENT OF CERTIFICATE OF FORMATION. In the event this Agreement shall be amended pursuant to Section 15.1, the Board of Directors shall promptly notify all Securityholders of such amendments and cause the Certificate of Formation to be amended to reflect such change if it deems such amendment of the Certificate of Formation to be necessary or appropriate.

         Section 15.3 SUCCESSORS. This Agreement shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Securityholders.

         Section 15.4 LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the LLC or to any fee payable by the LLC is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

         Section 15.5 FILINGS. Following the execution and delivery of this Agreement, the Board of Directors shall cause to be promptly prepared any documents required to be filed and recorded under the Delaware Act, and the Board of Directors shall cause to be promptly filed and recorded each such document in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the LLC may hereafter establish a place of business. The Board of Directors shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any, state or other jurisdiction which governs the conduct of its business from time to time.

         Section 15.6 POWER OF ATTORNEY. Each LLC Preferred Securityholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate of Formation required because of an amendment to this Agreement or in order to effectuate any change in the ownership of the LLC Securities, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the LLC or to dissolve the LLC or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

         The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the LLC Preferred Securityholder granting the same or the transfer of all or any portion of such LLC Preferred Securityholder's Preferred Securities and (b) extend to such LLC Preferred Securityholder's successors, assigns and legal representatives.

         Section 15.7 EXCULPATION.

         (a) No Director or Officer shall have personal liability to the LLC or the Securityholders for monetary damages for breach of, in the case of a Director, such Director's fiduciary duty (if any) or, in the case of a Director or an Officer, for any act or omission performed or omitted by such Director or Officer in good faith on behalf of the LLC, except for such Director's or Officer's gross negligence or willful misconduct.

         (b) Each Director and Officer shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the LLC by any Person as to matters that such Director or Officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Securityholders might properly be paid.

         Section 15.8 INDEMNIFICATION. To the fullest extent permitted by applicable law, each Director and Officer shall be entitled to indemnification from the LLC for any loss, damage, claim or expense (including reasonable attorney's fees) incurred by such Director or Officer by reason of any act or omission performed or omitted by such Director or Officer in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Director or Officer by this Agreement, except with respect to any act or omission determined by a court of competent jurisdiction to have constituted gross negligence or willful misconduct of such Director or Officer; provided, however, that any indemnity under this Section 15.8 shall be provided out of and to the extent of any director and officer insurance policy, and no Securityholder shall have any personal liability on account thereof. The right to indemnification under this Section 15.8 is a contract right. The LLC may purchase and maintain insurance to protect any Director or Officer against liability asserted against such Director or Officer, or incurred by such Director or Officer, arising out of such Director's or Officer's status as such.

         Without limiting the foregoing, the LLC's Directors shall have no personal liability to the LLC or its Securityholders for monetary damages (i) for not voting to take enforcement action with respect to the Subordinated Notes owned by the LLC, if any, prior to the occurrence of a Bankruptcy of the LLC or
(ii) at any time for breach of any such Director's fiduciary duty (if any) except for such Director's gross negligence or willful misconduct.

         Section 15.9 ADDITIONAL DOCUMENTS. Each LLC Preferred Securityholder, upon the request of the Board of Directors, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         Section 15.10 NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (i) If given to the LLC, at the address set forth below:

                           300 Delaware Avenue
                           Suite 900
                           Wilmington, Delaware 19801

                           with a copy to:

                           TECO Energy, Inc.
                           702 North Franklin Street
                           Tampa, Florida 33602
                           Attention:  Secretary
                           Facsimile:  813/228-1328

                  (ii) If given to any Securityholder, at the address set forth in the Securities Register.

         Subject to Section 7.3 of this Agreement, each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the number specified in such registration books and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in the Securities Register.

         Section 15.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and same agreement.

         Section 15.12 SUBMISSION TO JURISDICTION. TECO irrevocably consents and agrees, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and until amounts due and to become due under this Agreement have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its properties, assets and revenues. Service of process upon the branch in any such action, suit or proceeding shall be deemed in every respect service of process upon TECO. TECO hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, except as otherwise provided for in this Agreement, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in the United States federal courts located in The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 15.12 shall survive any termination of this Agreement, in whole or in part.

         IN WITNESS WHEREOF, TECO Energy, Inc., as the LLC Common
Securityholder, and the Trust have executed this Agreement as of the date first above stated.

                                          TECO ENERGY, INC.


=                                          By:  /s/ Sandra W. Callahan
                                               ----------------------
                                               Name: Sandra W. Callahan
                                               Title: Vice President - Treasurer


                                          TECO CAPITAL TRUST II

                                          By:  TECO Funding Company II, LLC, as
                                               Depositor



                                          By:  /s/ Mildred F. Smith
                                               --------------------
                                               Name: Midred F. Smith
                                               Title: President

                                                                         ANNEX A
                                                     to the Amended and Restated
                                                 Limited Liability LLC Agreement










                               GUARANTEE AGREEMENT

                        [INSERT GUARANTEE AGREEMENT HERE]

                                                                         ANNEX B
                                                     to the Amended and Restated
                                                 Limited Liability LLC Agreement











                            ADMINISTRATION AGREEMENT

                     [INSERT ADMINISTRATION AGREEMENT HERE]

                                                                         ANNEX C
                                                     to the Amended and Restated
                                                 Limited Liability LLC Agreement

                                     BYLAWS

                                       OF

                          TECO FUNDING COMPANY II, LLC


         These Bylaws have been established as the Bylaws of TECO Funding Company II, LLC, a Delaware limited liability company (the "LLC"), pursuant to the Amended and Restated Limited Liability LLC Agreement, dated as of January 15, 2002 (as from time to time amended, modified or supplemented, the "AGREEMENT"), pursuant to which the LLC's existence has been continued, and, together with the Agreement and the other annexes thereto, are deemed to be the limited liability company agreement of the LLC for purposes of the Delaware Act. In the event of any inconsistency between the Agreement and these Bylaws, the provisions of the Agreement shall control.

         Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    ARTICLE 1

                                 Securityholders

         Section 1.1 Annual Meetings. An annual meeting of Securityholders may be held at such date, time and place, either within or without the State of Delaware and outside of the State of Florida, if and as may be decided and designated by the Board of Directors from time to time; provided, however the LLC shall not be required to have an annual meeting of Securityholders. Any other proper business may be transacted at the annual meeting.

         Section 1.2 Special Meetings. Special meetings of Securityholders may be called at any time by the Chairman of the Board, if any, the President, or the Board of Directors, to be held at such date, time and place, either within or without the State of Delaware and outside of the State of Florida, except in the case of an emergency, in which case meetings may be held within the State of Florida, as may be stated in the notice of the meeting. A special meeting of Securityholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of Securityholders who together own of record a majority of the Securities entitled to vote at such meeting.

         Section 1.3 Notice of Meetings. Whenever Securityholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Securityholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Securityholder at such Securityholder's address as it appears on the records of the LLC.

         Section 1.4 Adjournments. Any meeting of Securityholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the LLC may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Securityholder of record entitled to vote at the meeting.

         Section 1.5 Quorum. At each meeting of Securityholders, except where otherwise provided by law or the Agreement or these Bylaws, the holders of at least 50% of the LLC Common Securities and the LLC Preferred Securities (together, the "Securities") entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of Securities entitled to vote on a matter, the holders of a majority of the Securities present or represented may adjourn such meeting from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum shall be so present or represented. Securities other than Common Securities belonging on the record date for the meeting to the LLC or an Affiliate of the LLC shall neither be entitled to vote nor be counted for quorum purposes.

         Section 1.6 Organization. Meetings of Securityholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7 Voting; Proxies. Unless otherwise provided in the Agreement, each Securityholder entitled to vote at any meeting of Securityholders shall have voting power proportionate to the outstanding amount, based on initial issue price (in the case of LLC Common Securities) and liquidation preference (in the case of LLC Preferred Securities), of the Securities held by such Securityholder that have voting power upon the matter in question. Each Securityholder entitled to vote at a meeting of Securityholders or to express consent or dissent to action in writing without a meeting may authorize another person or persons to act for such Securityholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the Securities themselves or an interest in the LLC generally. A Securityholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy, bearing a later date with the Secretary of the LLC. Voting at meetings of Securityholders need not be by written ballot unless the holders of a majority of the outstanding Securities entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be designated, removed and replaced as provided in the Agreement and
Article 2 hereof. Other than in the case of any matter expressly set forth in the Agreement for which a higher vote may be required, the affirmative vote of the holders of a majority of the Securities present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Securityholders.

         Section 1.8 Fixing Date for Determination of Securityholders of Record. In order that the LLC may determine the Securityholders entitled to notice of or to vote at any meeting of Securityholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Securityholders entitled to notice of or to vote at a meeting of Securityholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Securityholders of record entitled to notice of or to vote at a meeting of Securityholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the LLC may determine the Securityholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Securityholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the LLC by delivery to (a) its registered office in the State of Delaware, (b) its principal place of business, or (c) an Officer or agent of the LLC having custody of the book in which proceedings of meetings of Securityholders are recorded. Delivery made to the LLC's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Securityholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the LLC may determine the Securityholders entitled to receive payment of any distribution or allotment of any rights or the Securityholders entitled to exercise rights in respect of any exchange of Securities, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Securityholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 1.9 List of Securityholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of Securityholders, a complete list of the Securityholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Securityholder and the amount of Securities registered in the name of each Securityholder. Such list shall be open to the examination of any Securityholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Securityholder who is present.

         Section 1.10 Consent of Securityholders in Lieu of Meeting. Unless otherwise provided in the Agreement or by law, any action required by law to be taken at any annual or special meeting of Securityholders of the LLC, or any action which may be taken at any annual or special meeting of such Securityholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Securities having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Securities entitled to vote thereon were present and voted and shall be delivered to the LLC by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the LLC having custody of the book in which proceedings of meetings of Securityholders are recorded. Every written consent shall bear the date of signature of each Securityholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this bylaw to the LLC, written consents signed by holders representing a sufficient amount of Securities to take action are delivered to the LLC by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the LLC having custody of the book in which proceedings of meetings of Securityholders are recorded. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Securityholders who have not consented in writing.

                                    ARTICLE 2

                               Board of Directors

         Section 2.1 Number; Powers; Bylaws. The business and affairs of the LLC shall be managed by or under the direction of a Board composed of not less than one nor more than seven Directors. The Board shall manage the business and affairs of the LLC and may exercise all powers in connection therewith, except for such powers as are required to be exercised by Securityholders, all in accordance with the Agreement, these Bylaws and applicable law. Except to the extent that the Board or the Securityholders confer such authority on a Director, no Director shall have the authority to bind the LLC.

         Section 2.2 Voting Power. Each Director shall, in the consideration of any matter by the Board, have a single vote at the time such vote is taken or made (whether at a meeting or by written consent). Except where a greater percentage approval may be provided for herein or in the Agreement or by law, an action shall be deemed approved by the Board only if it has been approved by a majority of the Directors.

         Section 2.3 Quorum. At all meetings of the Board, the presence of at least a majority of Directors shall constitute a quorum for the transaction of business. In case at any meeting of the Board a quorum shall not be present, any Director present may adjourn the meeting from time to time until a quorum shall be present.

         Section 2.4 Designation; Removal; Replacement. The term of office of a Director shall be until the earliest of the following events: (i) his or her successor is designated or (ii) he or she resigns or is removed. Any Director may be removed, with or without cause by majority vote of the remaining Directors. In the event of the resignation, removal or death of a Director, such Director shall be replaced by another person designated by majority vote of the remaining Directors. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the LLC. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

         Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware and outside of the State of Florida, at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

         Section 2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time or place, either within or without the State of Delaware and outside of the State of Florida, except in the case of an emergency, in which case a special meeting may be held within the State of Florida, as may be stated in the notice of the meeting, whenever called by the Chairman of the Board, by the President or by any two Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.7 Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Agreement or these Bylaws, the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the President, or in their absence, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.9 Action by Directors Without a Meeting. Unless otherwise restricted by the Agreement or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 3

                                   Committees

         Section 3.1 Committees. The Board of Directors may, by resolution of the Board adopted by majority vote, designate one or more committees, each committee to consist of one or more of the Directors of the LLC. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the LLC, and may authorize the seal of the LLC to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Formation, adopting an agreement of merger, consolidation or conversion, recommending to the Securityholders the sale, lease or exchange of all or substantially all of the LLC's property and assets, recommending to the Securityholders a dissolution of the LLC or a revocation of a dissolution or amending these Bylaws; and, unless the resolution, these Bylaws or the Agreement expressly so provides, no such committee shall have the power or authority to authorize the issuance of Securities, to adopt a certificate of ownership and merger, consolidation or conversion or to remove or indemnify Officers or Directors.

         Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 2 of these Bylaws.

                                    ARTICLE 4

                                    Officers

         Section 4.1 Officers; Election. As soon as practicable after the annual meeting of Securityholders in each year, the Board of Directors shall elect a President and a Secretary, and may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other Officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Agreement or these Bylaws otherwise provide.

         Section 4.2 Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any Officer, each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Board or to the President or the Secretary of the LLC. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the LLC, but the election of an Officer shall not of itself create contractual rights. Any vacancy occurring in any office of the LLC by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

         Section 4.3 Powers and Duties. The Officers of the LLC shall have such powers and duties in the management of the LLC as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to comparable offices in a corporation organized under the General Corporation Law of the State of Delaware, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the Securityholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any Officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE 5

                                   Securities

         Section 5.1 Certificates for Securities. The Securities shall be registered in certificated form. If such certificate is manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the LLC with the same effect as if such person were such Officer at the date of issue.

                                    ARTICLE 6

                                  Miscellaneous

         Section 6.1 Seal. The LLC may have a company seal which shall have the name of the LLC inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The company seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 6.2 Waiver of Notice of Meetings of Securityholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Agreement or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the

Securityholders, Directors or a committee of Directors need be specified in any written waiver of notice unless so required by the Agreement or these Bylaws.

         Section 6.3 Indemnification of Directors, Officers and Employees. The LLC shall indemnify to the full extent permitted under the Delaware Act any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the LLC or serves or served at the request of the LLC any other enterprise as a Director, director, officer or employee except for such Director's or Officer's gross negligence or willful misconduct. Expenses, including reasonable attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the LLC promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the LLC. The rights provided to any person by this bylaw shall be enforceable against the LLC by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this bylaw, the term "LLC" shall include any predecessor of the LLC and any constituent company (including any constituent of a constituent) absorbed by the LLC in a consolidation or merger; the term "other enterprise" shall include any limited liability company, corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the LLC" shall include service as a Director, Officer or employee of the LLC which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the LLC. The rights conferred on any Person by this Section 6.3 shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of these Bylaws, the Agreement, any other agreement, vote of Securityholders or disinterested Directors or otherwise. The LLC's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of any other enterprise shall be reduced by any amount such Person may collect as indemnification from such other enterprise. Any repeal or modification of the foregoing provisions of this
Section 6.4 shall not adversely affect any right of protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Section 6.4 Interested Directors; Quorum. No contract or transaction between the LLC and one or more of its Directors or Officers, or between the LLC and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Securityholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Securityholders; or (3) the contract or transaction is fair as to the LLC as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Securityholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 6.5 Form of Records. Any records maintained by the LLC in the regular course of its business, including its Securities ledger, books of account and minute books, shall be kept separate and apart from any records of TECO, and may be kept on, or be in the form of, punch cards, magnetic tape or disk, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The LLC shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 6.6 Amendment of Bylaws. These Bylaws may be amended or repealed, and new by-laws adopted, by the Board of Directors in accordance with the Agreement.

                                                                         ANNEX D
                                                     to the Amended and Restated
                                                 Limited Liability LLC Agreement




                            FORM OF SUBORDINATED NOTE

                                                                         ANNEX E
                                                     to the Amended and Restated
                                                 Limited Liability LLC Agreement


                     LIST OF INITIAL DIRECTORS AND OFFICERS

NAME
----

[Mildred Smith]            Sole Director, President, Treasurer and Assistant Secretary
[Joan Dobrzynski]          Vice President and Secretary

                                                                         ANNEX F
                                                     to the Amended and Restated
                                                 Limited Liability LLC Agreement

                                                                   AMOUNT OF LLC
CERTIFICATE NUMBER 1                          PREFERRED SECURITIES: $400,000,000

                         5.11% LLC PREFERRED SECURITIES
                  ($25.00 LIQUIDATION PREFERENCE PER SECURITY)
                                       OF
                          TECO FUNDING COMPANY II, LLC

         TECO FUNDING COMPANY II, LLC, a limited liability company formed under the laws of the State of Delaware (the "LLC"), hereby certifies that TECO Capital Trust II (the "SECURITYHOLDER") is the registered owner of LLC Preferred Securities representing a corresponding amount of preferred limited liability LLC interests in the LLC, which are designated the 5.11% LLC Preferred Securities, liquidation preference $25.00 per security and aggregate liquidation preference of $400,000,000 (the "LLC PREFERRED SECURITIES"). Subject to certain obligations which may arise under the Delaware Limited Liability Company Act (the "DELAWARE ACT"), no additional payments will be required pursuant to the Delaware Act for the LLC Preferred Securities to represent preferred limited liability LLC interests in the LLC, as to which the Securityholders of the LLC who hold the LLC Preferred Securities (the "SECURITYHOLDERS"), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the LLC Agreement (as defined below) and their share as provided in the LLC Agreement of the LLC's assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are transferable on the books and records of the LLC, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the LLC Agreement. The powers, preferences and special rights and limitations of the LLC Preferred Securities are set forth in, and this certificate and the LLC Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability LLC Agreement of the LLC, dated as of January 15 2002, as the same may be amended from time to time in accordance with its terms (the "LLC AGREEMENT"), authorizing the issuance of the LLC Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding dividends, voting, return of capital and otherwise, and other matters relating to the LLC Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the LLC Agreement. The holders of the LLC Preferred Securities are entitled to the benefits of the Guarantee Agreement of TECO Energy, Inc., a Florida corporation, dated as of January 15, 2002 (the "GUARANTEE AGREEMENT") to the extent provided therein. Holders of LLC Preferred Securities are Sixth party beneficiaries of the Guarantee Agreement and may enforce such agreement as provided therein. The LLC will furnish a copy of the LLC Agreement and the Guarantee Agreement to the Securityholder without charge upon written request to the LLC at its principal place of business.

         The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the LLC Agreement. Upon receipt of this certificate, the Securityholder is admitted to the LLC as an LLC Preferred Securityholder, is bound by the LLC Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, this certificate has been executed on behalf of the LLC by a duly authorized officer as of this 15 day of January, 2002.



                                              TECO FUNDING COMPANY II, LLC



                                              By:
                                                 ------------------------------
                                                   Name:
                                                   Title: